As filed with the Securities and Exchange Commission
                             on February 27, 1997
                                                     Registration No. 0-14614

                         POST-EFFECTIVE AMENDMENT NO. 2
                                  TO FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                                  Net Lnnx, Inc.
                     (Exact name of registrant as specified in its charter)

          Pennsylvania                                        23-1726390
(State or other jurisdiction of                           (I. R. S. Employer
 incorporation or organization)                           Identification No.)

   324 Datura Street, Suite 150 West Palm Beach, Florida         33401
   (Address of Principal Executive Office)                      (Zip Code)

                          Net Lnnx, Inc. 1996 Stock Plan
                             (Full title of the plan)

                               Ronald W. Hayes, Jr.
             324 Datura Street, Suite 150, West Palm Beach, FL 33401
                    (Name and address of agent for service)

                                (561) 659-1196
        (Telephone number, including area code, of agent for service)


     The registrant hereby files this Post Effective Amendment No. 2 to the Registration Statement to remove from registration all 10,750 shares of common stock registered pursuant to Post Effective Amendment No. 1 to the Registration statement filed with the Securities and Exchange Commission on October 30, 1996.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE;
_________________________

Registrant Information

     All references herein to "Net Lnnx" or the "Corporation" mean Net Lnnx, Inc., unless otherwise indicated by the context.

     Net Lnnx, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the Public Reference Room of the Commission, 450 5th Street, N.W., Room 1024, Washington, D. C. 20549, and at the Commission's regional offices in New York (26 Federal Plaza,

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New York, New York 10007), Chicago (Everett McKinley Dirksen Building, 219
South Dearborn Street, Chicago, Illinois 60604) and Los Angeles (5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036-3648). Copies of such material can also be obtained from the Public Reference Section of the Commission, Washington, D. C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Corporation. The address of such Web site is (http://www.sec.gov).

Incorporation of Certain Documents by Reference

     The following documents filed with the Securities and Exchange Commission by the Corporation are incorporated herein by reference as of their respective dates as set forth therein:

     (a)     The Corporation's Form 10-K for the fiscal year ended December
             31, 1995.
     (b)     The Corporation's Form 8-K filed January 12, 1996.
     (c)     The Corporation's Form 8-K/A Filed January 19,1996.
     (d)     The Corporation's Form 10-C filed February 22, 1996.
     (e) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, September 30, 1996.
     (f)     The Corporation's Form S-8 filed October 30, 1996.
     (g)     The Corporation's Form S-8/A filed October 30, 1996.
     (h)     The Corporation's Form 8-K filed January 10, 1997.
     (i)     The Corporation's Form 8-K filed February 14, 1997.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which registers all such securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     The Corporation will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents described above (other than exhibits to such documents). Such requests should be addressed to:

     Investor Relations
     Net Lnnx, Inc.
     324 Datura Street, Suite 150
     West Palm Beach, FL 33401
     (561) 659-1196


Report to Shareholders

     The Corporation furnishes its stockholders with annual reports containing consolidated financial statements that have been examined and reported upon, with an opinion expressed by independent certified public accountants, and quarterly reports containing unaudited summaries of financial information for the first three quarters of each fiscal year.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

     THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. STATEMENTS IN THIS PROSPECTUS AS TO THE PROVISIONS OF THE PLAN
ARE NOT NECESSARILY COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF THE PLAN WHICH APPEARS AT APPENDIX A TO THE PROSPECTUS, AND EACH SUCH STATEMENT IN THIS PROSPECTUS IS QUALIFIED IN ALL SUCH RESPECTS BY SUCH REFERENCE.

The date of this Prospectus is February 27, 1997.

Exhibits

     Not Applicable

Undertakings.

The undersigned Registrant hereby undertakes to:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933 ("Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on February 27, 1997.



Net Lnnx, Inc.

By:     /s/Ronald W. Hayes, Jr.
        Ronald W. Hayes, Jr., President

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

By:     /s/Ronald W. Hayes, Jr.
        Ronald W. Hayes, Jr., President, Director
        February 27, 1997.

By:     /s/Ronald Perella
        Ronald Perella, Director, Secretary
        February 27, 1997.